EXHIBIT 10.14

SCHEDULE OF CHANGE OF CONTROL AGREEMENTS (Tier I)

The following have executed Change of Control Agreements substantially in the form of the agreement attached as Exhibit 10.15 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2011 (SEC File No. 1-13175).

Michael S. Ciskowski
Joseph W. Gorder